UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2006, PETCO Animal Supplies, Inc. (the “Company”) entered into an at-will Employment Agreement (the “Employment Agreement”) with David Bolen, the Company’s newly-appointed Executive Vice President, Chief Merchandising Officer. The Employment Agreement provides that Mr. Bolen will receive an annual base salary of $500,000, subject to annual adjustment, and he will be eligible for a targeted annual performance bonus for his first year of $400,000.

In addition, the Employment Agreement provides that Mr. Bolen will receive an option to purchase 150,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s stock option plan, with an exercise price based on the closing market price of the common stock on the day before his employment commences. The option will vest over a two-year period, with one-half of the option shares becoming vested upon completion of 12 months of service and the remaining one-half vesting upon completion of 24 months of service. Mr. Bolen will also be eligible to participate in the Company’s customary executive benefit package.

In the event the Company terminates Mr. Bolen’s employment other than for cause, or he resigns for good reason, and providing that he executes a waiver and release of claims, he is entitled to receive a lump sum severance payment equal to 18 months of his then current base salary and the continuation of medical benefits for a period of 18 months. Upon a change of control, any unvested stock options will immediately vest, and in the event Mr. Bolen’s employment is terminated in certain instances involving a change of control, he is entitled to receive an annualized bonus payable at the time of termination.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1, and the foregoing summary is qualified in its entirety by reference thereto. A copy of the press released issued by the Company announcing Mr. Bolen’s commencement of employment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement Between PETCO Animal Supplies, Inc. and David Bolen dated January 23, 2006.

99.1	Press release issued by PETCO Animal Supplies, Inc. on January 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 23, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement Between PETCO Animal Supplies, Inc. and David Bolen dated January 23, 2006.

99.1	Press release issued by PETCO Animal Supplies, Inc. on January 23, 2006.